SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2002

CTN MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19997	13-3557317
(state of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Peachtree Road NE, Suite 1500, Atlanta, Georgia  30326

(Address of principal offices) (Zip Code)

Registrant’s telephone number, including area code (404) 256-4444

(Former name or former address, if changed since last report):  N/A

ITEM 5.  OTHER EVENTS

                On September 12, 2002, CTN Media Group Inc. issued a press release announcing that it has received a Nasdaq Staff Determination dated September 5, 2002 indicating that the Company has failed to comply with either the minimum net tangible assets and the minimum stockholders’ equity requirements for continued listing on the Nasdaq SmallCap Market as set forth in Marketplace Rule 4310(c)(2)(B) and therefore its common stock is subject to delisting from the Nasdaq SmallCap Market.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference.

ITEM 7.   EXHIBITS

(c)           Exhibits

                99.1         CTN Media Press Release dated September 12, 2002.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTN MEDIA GROUP, INC.

September 13, 2002	By:	/s/ Patrick Doran
Patrick Doran
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.             Description

99.1                         CTN Media Press Release dated September 12, 2002.